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                                                                    EXHIBIT 23.1

                        CONSENT OF CHARTERED ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-4) and related Prospectus of Angiotech Pharmaceuticals, Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated November 6, 2001, with respect to the consolidated financial statements of Angiotech Pharmaceuticals, Inc. included in its Annual Report (Form 40-F) for the year ended September 30, 2001, filed with the Securities and Exchange Commission.


Vancouver, Canada,
October 25, 2002.                                   /s/ Ernst & Young LLP